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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-58275 of Pioneer Companies, Inc. on Form S-8 of our reports dated June 16, 1999, appearing in this Annual Report on Form 11-K of the Pioneer Companies Savings Plan for Salaried Employees, the Pioneer Companies Savings Plan for Henderson Bargaining Unit Employees, the Pioneer Companies Savings Plan for Tacoma Bargaining Unit Employees, the Kemwater North America Savings Plan and the All Pure Savings Plan for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP

Houston, Texas
June 25, 1999



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